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Exhibit 10.05

ADAPTEC, INC.

Adaptec Variable Incentive Plan

November 1, 2004

1.     Plan Name

        The name of the plan is the Variable Incentive Plan (the "Plan") of Adaptec, Inc. (the "Company").

2.     Purpose

        The purpose of the Plan is to provide a direct financial incentive for eligible employees in order to assist the Company's stockholders realize increased value from their investment.

3.     Eligibility

        Full-time employees, as designated by the Company, are eligible to participate in the Plan ("Participants").

4.     Funding of the Plan

        The target award is 4% of each eligible employee's quarterly base salary. The actual award may be between 0 to 5% of an employee's quarterly base salary.

5.     Plan Payments

        Payment of awards under the Plan for non-Section 16 Officers will be determined in the sole discretion of the Company's Chief Executive Officer. Payments of awards under the Plan for Section 16 Officers will be determined in the sole discretion of the Compensation Committee after consultation with the Company's Chief Executive Officer, except in the case of an award payable to the Chief Executive Officer, which shall be determined in the sole discretion of the Compensation Committee. A Section 16 Officer shall not be entitled to receive any payment of an award until it is approved by the Compensation Committee.

6.     Administration of the Plan

        The Plan, as it applies to Section 16 Officers, shall be administered by the Compensation Committee of the Company. The Plan, as it applies to Section 16 Officers, shall be interpreted by the Compensation Committee in its sole discretion, which such determinations shall be final and binding on all Participants.

7.     Source of Payments

        All payments shall be made from the general assets of the Company.

8.     Governing Law

        The Plan shall be governed by the laws of the State of California.

9.     No Right to Employment

        Employees shall have no right to continued employment and shall be considered to be "at-will" employees of the Company.

10.   Withholding

        The Company may withhold federal, state and local taxes in connection with any benefit realized by a Participant as a condition of making payment of any award under the Plan.

11.   Amendment or Termination of the Plan

        The Plan may be amended or terminated by the Chief Executive Officer with respect to all non-Section 16 Officers and by the Board of Directors of the Company or the Compensation Committee with respect to all Section 16 Officers, in either case at any time without the consent of any Section 16 Officer.

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Exhibit 10.05
ADAPTEC, INC. Adaptec Variable Incentive Plan November 1, 2004